Exhibit 23 (1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-54064, 33-54066, 33-54096, 33-57746, Post-Effective Amendment No. 1 to Registration Statement No. 33-57748, 333-130167, 33-86654, 33-20801, Post-Effective Amendment No. 1 to Registration Statement No. 333-53485, 333-53487, 333-64714, 333-89071, 333-104412, 333-130162, 333-105930, and 333-135683 on Form S-8 of our reports dated April 16, 2007, relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles) of Layne Christensen Company and subsidiaries and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Layne Christensen Company and subsidiaries for the year ended January 31, 2007.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
April 16, 2007